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                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549
                       ____________________________

                                FORM 8-K

                         Current Report Pursuant
                      to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

    Date of report (Date of earliest event reported): November 30, 1996
                       ____________________________

                        THE EARTHGRAINS COMPANY
         (Exact Name of Registrant as Specified in Its Charter)

                              DELAWARE
           (State or Other Jurisdiction of Incorporation)

            1-7554                           36-3201045
    (Commission file Number)     (I.R.S. Employer Identification No.)

   8400 Maryland Avenue, St. Louis, Missouri                 63105
   (Address of Principal Executive Offices)               (Zip Code)

                                (314) 259-7000
           (Registrant's Telephone Number, Including Area Code)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     The Earthgrains Company entered into an agreement on October 6, 1996 to acquire substantially all of the assets of Heiner's Bakery, Inc., of
Huntington, West Virginia.   The transaction closed on November 30, 1996
pursuant to the Asset Purchase Agreement dated as of October 6, 1996 (the "Agreement"), and the First Amendment to Asset Purchase Agreement dated as of November 30, 1996 (the "First Amendment"), which are filed as exhibits
2.1 and 2.2 to this Report. The consideration given for the assets acquired includes cash payments to, and the assumption of certain liabilities of, the sellers, all as provided in Article 2 of the Agreement. A portion of the purchase price will be determined and paid after closing, and certain adjustments may be made, all as provided in said Article 2.
The amount of consideration and the other terms and conditions of the Agreement and First Amendment were negotiated at arms' length by Earthgrains with the sellers. The cash paid at closing in connection with the acquisition was obtained by Earthgrains from available cash on hand and from Earthgrains' existing revolving credit facility managed by Bank of America; Earthgrains expects any cash consideration to be paid after closing will be derived from the same sources.

     Heiner's is a wholesale bakery and marketing operation which markets Heiner's brand bread, buns and rolls throughout West Virginia and in portions of Ohio and Kentucky. The Heiner's operation, including its 330 employees and 100 direct-customer delivery routes, will remain largely intact with Earthgrains operating the bakery and marketing Heiner's branded products.

     Heiner's is the sales leader of branded bread in its marketing territory with a market share of approximately 42 percent. Until this transaction closed, Earthgrains had no appreciable presence in the Heiner's market area. Earthgrains expects to introduce its IronKids, Grant's Farm and Earth Grains branded products into the area to supplement Heiner's products.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired

     It is not practicable at this time to file the financial statements of Heiner's and accountant's report thereon required by Item 7(a); such materials will be filed not later than 60 days after the latest day on which this Report is required to be filed.

(b)  Pro Forma Financial Information

     It is not practicable at this time to file the pro forma financial information required by Item 7(b); such information will be filed not later than 60 days after the latest day on which this Report is required to be filed.

(c)  Exhibits

   2.1  Form of Asset Purchase Agreement dated as of October 6, 1996

   2.2 Form of First Amendment to Asset Purchase Agreement dated as of November 30, 1996

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   THE EARTHGRAINS COMPANY
                                       (Registrant)


Date:  December 16, 1996           By:   MARK H. KRIEGER
                                         Mark H. Krieger
                                        Vice President and
                                     Chief Financial Officer



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